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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2007, relating to the consolidated financial statements of Janus Capital Group Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Janus Capital Group Inc. for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
June 5, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM